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                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A ("Registration Statement") of our reports dated August 8, 2003, relating to the financial statements and financial highlights which appear in the June 30, 2003 Annual Reports to Shareholders of the Meridian Growth Fund and the Meridian Value Fund, (the "Funds"), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California
October 27, 2003